UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2018

QRONS INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-55800	81-3623646
(Commission File Number)	(IRS Employer Identification No.)

777 Brickell Avenue, Suite 500, Miami, Florida 33131
 (Address of principal executive offices) (Zip Code)

(786)-620-2140
(Registrant's telephone number, including area code)

----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1-Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On July 12, 2018, Qrons Inc. (the "Company") entered into a one-year sponsored research agreement (the "Sponsored Research Agreement"), with the Trustees of Dartmouth College ("Dartmouth") pursuant to which the Company will support and fund the cost of research conducted by Dartmouth of mutual interest to the parties in accordance with the Agreement.

Intellectual property invented or developed solely by a party shall be owned by such party and intellectual property jointly invented or developed shall be jointly owned.

Dartmouth shall retain an irrevocable worldwide right to use intellectual property owned by it resulting from its research under the Agreement on a non-exclusive royalty-free basis for research and education purposes.

If either party desires to obtain patent and copyright protection for intellectual property created under the Agreement, such party shall notify the other party and the parties shall agree upon intellectual property protection strategy and cost allocation. Each party shall have the right to grant licenses under jointly-owned patents to third parties, subject to the Company's option to the exclusive right to license Dartmouth intellectual property and/or Dartmouth's ownership in jointly-owned intellectual property upon notification to Dartmouth in accordance with the terms of the Agreement and at the Company's cost.  If the Company exercises its option to license intellectual property, Dartmouth shall negotiate exclusively with the Company for 180 days (or such additional period as agreed upon by the parties) for such licenses.  The Company will be required to reimburse Dartmouth for the costs of patent prosecution and maintenance in the United States and any foreign country and demonstrate reasonable efforts to commercialize the technology.

The Agreement may be terminated earlier than one year upon written agreement of the parties, a material breach which is not cured within 30 days of notice thereof, if Professor Ke no longer conducts the research under the Agreement and a successor acceptable to both parties is not available, or in the event of an unauthorized assignment of the Company's rights and obligations under the Agreement.

Each party is required to keep confidential information of the other confidential for seven years from receipt of such information.

The foregoing description of the Sponsored Research Agreement is qualified in its entirety by reference to the full text of such Agreement, a copy of which is attached hereto as Exhibit 10.14 and is incorporated herein in its entirety by reference.

Section 8 – Other Events
Item 8.01 Other Events

On July 18, 2018, the Company issued a press release announcing the signing of the Sponsored Research Agreement with Dartmouth.

Section 9 – Financial Statements and Exhibits
Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
10.14	Sponsored Research Agreement, made as of July 12, 2018, between the Company and Dartmouth*
99.1	Press Release, dated July 18, 2018
* Portions of Exhibit 10.14 have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QRONS INC.

Date: July 18, 2018	By:	/s/ Jonah Meer
Name: Jonah Meer
Title: Chief Executive Officer

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